UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                    On June 26, 2008, Mr. Robert Humphreys, a director of ChoiceOne Financial Services, Inc. (the "Company"), retired from the Board of Directors upon reaching the mandatory retirement age set forth in the Company's Bylaws. Mr. Humphreys served on the Company's Governance and Nominating Committee.

                    On June 26, 2008, the Board of Directors appointed Mr. Nels W. Nyblad to the Board to fill the vacancy created by Mr. Humphreys' departure. Mr. Nyblad's term of office will expire at the annual meeting of shareholders of the Company in 2010. At this time, the Board of Directors has not made any determination regarding the appointment of Mr. Nyblad to one or more board committees.

                    There is no arrangement or understanding between Mr. Nyblad and any other person pursuant to which Mr. Nyblad was selected to serve as director, nor are there any transactions in which Mr. Nyblad has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 2, 2008	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Thomas Lampen
Thomas Lampen Its Treasurer